As filed with the Securities and Exchange Commission on February 16, 2007

Registration No.      -

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THE PEP BOYS — MANNY, MOE & JACK

(Exact name of Registrant as specified in its charter)

Pennsylvania	23-0962915
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132
(Address of principal executive offices) (zip code)

THE PEP BOYS SAVINGS PLAN — PUERTO RICO
(Full title of the plans)

Brian D. Zuckerman
The Pep Boys — Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132
(Name and address of agent for service)

(215) 430-9000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $1.00 par value per share	100,000	$16.3350	$1,633,500	$175

(1)             This Registration Statement covers 100,000 additional shares of common stock, $1.00 par value per share (the “Common Stock”) of The Pep Boys — Manny, Moe & Jack to be offered and sold pursuant to the terms of The Pep Boys Savings Plan — Puerto Rico (the “Plan”).  In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement covers an indeterminate number of plan interests to be offered and sold pursuant to the Plan and additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)             Estimated solely for purposes of determining the registration fee, pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low prices reported on the New York Stock Exchange on February 13, 2007.

PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference

The following documents filed by The Pep Boys — Manny, Moe & Jack (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference:

(a)           The Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006;

(b)          The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended April 29, 2006, July 29, 2006 and October 28, 2006;

(c)           The Company’s Current Reports on Form 8-K filed on May 11, 2006, July 21, 2006, August 3, 2006, August 11, 2006, August 15, 2006, August 21, 2006, August 31, 2006, October 19, 2006, October 26, 2006, October 30, 2006 and November 14, 2006, as amended by Form 8-K/A filed on November 29, 2006;

(d)          The Plan’s Annual Report on Form 11-K for the year ended December 31, 2005;

(e)           The Company’s Registration Statement on Form S-8 (Registration No. 333-100224), filed on October 1, 2002;

(f)             The Company’s Registration Statement on Form S-8 (Registration No. 333-40363), filed on November 17, 1997; and

(g)          The description of the Company’s common stock contained in our registration statement on Form 8-A dated June 10, 1983 (File No. 001-03381), filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the description of the Company’s common stock purchase rights contained in the amendment to the Company’s  registration statements on Form 8-A/A (Amendment No. 1 filed on December 19, 1997 (File No. 001-03381) and Form 8-A/A (Amendment No. 2 filed on August 21, 2006 (File No. 001-03381), including any further amendments or reports for the purposes of updating such descriptions.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which designates all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits

Exhibit Number	Exhibit
4.1	Rights Agreement, dated as of December 5, 2006, between the Company and the Rights Agent (incorporated by reference from the Company’s Registration Statement on Form 8-A, filed on December 8, 1997).
4.2

Amendment to Rights Agreement dated August 18, 2006, between the Company and the Rights Agent (incorporated by reference from the Company’s Registration Statement on Form 8-A/A (Amendment No. 2, filed on August 21, 2006).

23	Consent of Deloitte & Touche LLP
24	Power of Attorney. Reference is made to the signature page of this Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 16th day of February, 2007.

THE PEP BOYS — MANNY, MOE & JACK

By:	/s/ Harry F. Yanowitz
Harry F. Yanowitz
SVP- Chief Financial Officer

Pursuant to the requirements of the Securities Act, the administrative committee for the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 16th day of February, 2007.

THE PEP BOYS SAVINGS PLAN — PUERTO RICO

By:	/s/ Bernard K. McElroy
Bernard K. McElroy
Chairman of the Administrative Committee

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of the Company, do hereby constitute and appoint Harry F. Yanowitz and Bernard K. McElroy, or any one of them, the lawful attorney-in-fact and agent, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulation or requirements of the Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities on this 16th day of February, 2007.

Signatures	Title

/s/ William Leonard	Interim Chief Executive Officer and Chairman of the Board
William Leonard	(Principal Executive Officer)

/s/ Harry F. Yanowitz	SVP — Chief Financial Officer (Principal Financial Officer)
Harry F. Yanowitz

/s/ Bernard K. McElroy	VP — Chief Accounting Officer and Treasurer
Bernard K. McElroy	(Principal Accounting Officer)

/s/ M. Shân Atkins	Director
M. Shân Atkins

/s/ Peter A. Bassi	Director
Peter A. Bassi

/s/ Robert H. Hotz	Director
Robert H. Hotz

/s/ Thomas R. Hudson, Jr.	Director
Thomas R. Hudson, Jr.

/s/ Max L. Lukens	Director
Max L. Lukens

/s/ James A. Mitarotonda	Director
James A. Mitarotonda

/s/ Jane Scaccetti	Director
Jane Scaccetti

/s/ John T. Sweetwood	Director
John T. Sweetwood

/s/ Nick White	Director
Nick White

/s/ James A. Williams	Director
James A. Williams

EXHIBIT INDEX

Exhibit Number	Exhibit
23	Consent of Deloitte & Touche LLP